EXHIBIT 21.1
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                   SUBSIDIARIES OF CONSTELLATION BRANDS, INC.


            SUBSIDIARY                                 PLACE OF INCORPORATION
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            Batavia Wine Cellars, Inc.                 New York
            Canandaigua Wine Company, Inc.             New York
            Canandaigua Europe Limited                 New York
            Canandaigua Limited                        England and Wales
            Roberts Trading Corp.                      New York
            Canandaigua B.V.                           Netherlands
            Franciscan Vineyards, Inc.                 Delaware
            Ravenswood Winery, Inc.                    California
            Allberry, Inc.                             California
            Cloud Peak Corporation                     California
            M.J. Lewis Corp.                           California
            Mt. Veeder Corporation                     California
            Barton Incorporated                        Delaware
            Barton Brands, Ltd.                        Delaware
            Barton Beers, Ltd.                         Maryland
            Barton Brands of California, Inc.          Connecticut
            Barton Brands of Georgia, Inc.             Georgia
            Barton Canada, Ltd.                        Illinois
            Barton Distillers Import Corp.             New York
            Barton Financial Corporation               Delaware
            Barton Beers of Wisconsin, Ltd.
               (f/k/a Stevens Point Beverage Co.)      Wisconsin
            Monarch Import Company                     Illinois
            Schenley Distilleries Inc. / Les
               Distilleries Schenley Inc.              Canada
            Matthew Clark plc                          England and Wales
            Freetraders Group Limited                  England and Wales
            Matthew Clark Wholesale Limited            England and Wales
            Matthew  Clark  Brands  Limited            England and Wales
            The Gaymer Group Europe Limited            England and Wales
            Forth Wines Limited                        Scotland